UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

URBAN ONE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-25969	52-1166660
(State or Other Jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

1010 Wayne Avenue

14th Floor

Silver Spring, Maryland 20910

(301) 429-3200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, $.001 Par Value	UONE	NASDAQ Capital Market
Class D Common Stock, $.001 Par Value	UONEK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 under the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 7, 2023, Urban One, Inc. (the “Company”), issued a press release announcing that it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it was not in compliance with requirements of Nasdaq Listing Rule 5250(c)(1) as a result of not having timely filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (the “2022 Form 10-K”), with the Securities and Exchange Commission (“SEC”).

This notification has no immediate effect on the listing of the Company’s common stock on the NASDAQ. However, if the Company fails to timely regain compliance with the Nasdaq Listing Rule, the Company’s common stock will be subject to delisting from NASDAQ.

Under the NASDAQ rules, the Company has 60 calendar days to file the 2022 Form 10-K or to submit to NASDAQ a plan to regain compliance with the Nasdaq Listing Rule. If Nasdaq accepts the Company’s plan, then Nasdaq may grant the Company up to 180 days from the prescribed due date for filing the 2022 Form 10-K to regain compliance. If NASDAQ does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a Nasdaq Hearings Panel.

The Company is working diligently and expects to file its 2022 Form 10-K within the 60-day period, which ends on June 2, 2023, which would eliminate the need for the Company to submit a formal plan to regain compliance.

Item 4.02.Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In connection with the preparation of its financial statements for the year ended December 31, 2022, the Company’s management, in consultation with its independent registered public accounting firm, re-evaluated the Company’s accounting for the valuation of its investment interest in MGM National Harbor (the “MGM Interest”), for which the Company issued a put notice pursuant to the terms of its investment agreement for cash proceeds of approximately $136.8 million.  After further review of the Company’s accounting for its MGM Interest, it was determined that adjustments are required to the Company’s financial statements as of January 1, 2021 and for each of the annual and interim periods ended December 31, 2021 and September 30, 2022 (the “Affected Periods”), due to understatements in the value of the MGM Interest.

Therefore, on April 7, 2023, the Company’s management and the audit committee of the Company’s board of directors (the “Audit Committee”) concluded that the Company’s previously issued financial statements for each of the annual and interim periods ended December 31, 2021 and September 30, 2022, should be restated to accurately state the increased value of the MGM Interest. As such, the Company will restate its financial statements for the Affected Periods in the Company’s 2022 Form 10-K, as described therein.

The Company’s management has concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting for the Affected Periods. The Company’s remediation plan with respect to such material weakness will be described in more detail in the 2022 Form 10-K.

Item 8.01Other Events.

On March 10, 2023, the Company filed a Form 12b-25, Notice of Late Filing with respect to its 2022 Form 10-K. The Company noted that it had determined that it would be unable to file the 2022 Form 10-K with the Securities and Exchange Commission (the “SEC”) within the prescribed time period without unreasonable effort or expense. While the Company continues to work diligently to file its 2022 Form 10-K as soon as possible, on March 30, 2023, the Company in conjunction with its independent registered public accounting firm determined that it would not be able to file within the additional time afforded by the filing of the Form 12b-25, and, therefore, it did not file the 2022 Form 10-K by March 31, 2023.  Further additional time is needed for the Company to compile and analyze supporting documentation in order to complete the 2022 Form 10-K and in turn, to permit the Company’s independent registered public accounting firm to complete its audits of the consolidated financial statements as of and for the year ended December 31, 2022 and internal control over financial reporting as of December 31, 2022 to be included in the 2022 Form 10-K.

The Company noted it still expects its independent registered public accounting firm will issue an unqualified opinion on the consolidated financial statements. As previously reported, the Company has identified material weaknesses in the Company’s internal control over financial reporting and as a result, expects some of its internal controls over financial reporting and disclosure controls will be ineffective as of December 31, 2022. The 2022 Form 10-K will describe these material weaknesses, and the Company is implementing plans to remediate them.

Finally, the Company noted that it does not expect to report financial results for the fourth quarter and full year ended December 31, 2022 that are materially different from the financial guidance range previously provided by the Company during its third quarter earnings call.

ITEM 9.01.Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press release dated April 7, 2023: Urban One, Inc. Receives NASDAQ Notification of Non-Compliance with Listing Rule 5250(c)

Forward Looking Statements

The Company cautions you certain of the statements in this Form 8-K or in its press release may represent “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. These statements are based on assumptions believed by the Company to be reasonable and speak only as of the date on which such statements are made. Without limiting the generality of the foregoing, words such as “expect,” “believe,” “anticipate,” “intend,” “plan,” “project,” “will” or “estimate,” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. Except as required by law, the Company undertakes no obligation to update such statements to reflect events or circumstances arising after such date and cautions investors not to place undue reliance on any such forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements based on a number of factors, including but not limited to the following: the extent of the impact of the COVID-19 global pandemic or any other epidemic, disease outbreak, or public health emergency, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic, the duration and scope of related government orders and restrictions, the impact on our employees, economic, public health, and political conditions that impact consumer confidence and spending, including the impact of COVID-19 and other health epidemics or pandemics on the global economy; the rapidly evolving nature of the COVID-19 pandemic and related containment measures, including changes in unemployment rate; the impact of political protests and curfews imposed by state and local governments; the cost and availability of capital or credit facility borrowings; the ability to obtain equity financing; general market conditions; the adequacy of cash flows or available debt resources to fund operations; and other risk factors described from time to time in the Company’s Forms 10-K, Forms 10-K/A, Forms 10-Q, Forms 10-Q/A and Form 8-K reports (including all amendments to those reports).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

URBAN ONE, INC.

/s/ Peter D. Thompson
April 7, 2023	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer